UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2018
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

(800) 579-2302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On March 19, 2018, C. Clayton Reasor notified Stage Stores, Inc. (“Company” or “registrant”) of his resignation from its Board of Directors (“Board”) and its committees in order to devote his time and attention to health-related family matters. The Board accepted Mr. Reasor’s resignation on March 22, 2018, and contemporaneously reduced the number of seats on the Board to seven pursuant to the Company’s Amended and Restated Bylaws.
(e)    On March 21, 2018, the Compensation Committee of the Board adopted an incentive compensation program to which the following executives are participants: Oded Shein, Executive Vice President, Chief Financial Officer and Treasurer; Thorsten I. Weber, Executive Vice President, Chief Merchandising Officer; Steven L. Hunter, Executive Vice President, Chief Operating Officer-Gordmans; and William E. Gentner, Executive Vice President, Chief Merchandising Officer. The Compensation Committee adopted the program in recognition of the contributions of the executives in improving the Company’s results during fiscal 2017, the absence of salary increases since fiscal 2015 (in the case of Messrs. Shein, Gentner and Hunter) and bonuses since fiscal 2014 (in the case of each executive), and the desire to retain executive talent it believes is necessary to continue improving the Company’s performance. Under the terms of the arrangement, the executive will earn a cash award on each of the first three anniversaries of the grant date if he is continuously employed by the Company. The executive shall forfeit all rights to an award not earned prior to his termination, irrespective of the basis for the termination or whether the termination was initiated by the executive or the Company. If, however, the executive’s termination occurs during the period commencing six months prior to a change in control and ending on the third anniversary of the grant date, each outstanding award shall become payable to the executive. The value of the annual awards is $66,667 for Messrs. Shein and Weber and $50,000 for Messrs. Hunter and Gentner. The form of incentive compensation award agreement is filed herewith, and the foregoing description of the award does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is incorporated herein by reference.
Also on March 21, 2018, the Compensation Committee of the Board adopted the form of the Stage Stores Performance Unit Award Agreement under the terms of the Stage Stores 2017 Long-Term Incentive Plan (“2017 LTIP”). The form of award agreement may be used in connection with compensation awards to our principal executive officer, principal financial officer and/or our other named executive officers, as well as other eligible participants under the 2017 LTIP. The Stage Stores Performance Unit Award Agreement entitles the recipient to receive a cash payment based on the performance units earned by the recipient over a performance period, to be determined as a function of the extent to which pre-established performance goals are achieved. The performance units earned upon 100% achievement of the performance goals (referred to as the “target award”) shall have a cash value equal to the market value of the same number of shares of our common stock upon vesting. The actual cash award that the recipient will earn with respect to the performance unit award may be greater or less than the target award, or even zero, and will be based on the performance level achieved by us with respect to pre-established performance goals. If the recipient dies or becomes disabled prior to the end of the performance period, the award will vest at the target award level. If the recipient retires prior to the end of the performance period, the award will vest based on actual performance during the performance period, but will be prorated for the recipient’s service during the performance period. The unvested portion of the award will be forfeited if the recipient terminates employment for any other reason prior to the end of the performance period. If a change in control occurs prior the recipient’s termination of employment, the performance period will end on the date of the change in control and the award will vest on the date of the change in control at the greater of the target award level or the value of the award that would be paid under the award as a result of our performance achieved with respect to the performance goals as of the change in control date. The form of Stage Stores Performance Unit Award Agreement is filed herewith, and the foregoing description of the award does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

10.1*†	Form of Stage Stores Incentive Award Agreement.
10.2*†	Form of Stage Stores Performance Share Unit Award Agreement under the Stage Stores 2017 Long-Term Incentive Plan.
10.3	Stage Stores 2017 Long-Term Incentive Plan is incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-8 filed on May 19, 2017.
_________________________________

*	Filed electronically herewith.
†	Management contract or compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: March 23, 2018	/s/ Oded Shein
Oded Shein
Executive Vice President,
Chief Financial Officer and Treasurer